Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard ● North Huntingdon, PA 15642 ● (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

•	2017 revenue up 21% to $57.7 million, includes record-setting 41 machines sold

•	Machine revenue up 43% in 2017 to $30 million; non-machine revenue up 4% to $27.7 million

•	Backlog of $21.3 million at year end

•	Expect 2018 revenue growth in excess of 20%, while accelerating technology investment

NORTH HUNTINGDON, PA, March 15, 2018 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the fourth quarter and year ended December 31, 2017.

“We are confident that our team’s 2017 accomplishments have ExOne on the right track. With 21% growth, we achieved a record revenue level at nearly $58 million, while continuing to accelerate our technology development,” stated Jim McCarley, ExOne’s Chief Executive Officer.

“Operationally, we made significant advancements on many fronts:

•	Our customers operating Exerial™ machines are creating molds and cores in production environments, successfully enabling the 3D printing of unique component designs on their factory floors.

•	We now have customer installations operating with cold hardening phenolic (CHP) binder on three continents and expect accelerated growth in 2018.

•	Along with SGL Group, we recently announced the availability of CARBOPRINT™ 3D printed products, demonstrating the diversity of materials that can be printed with our binder jetting technology.

•	Advancements made with our fine powder recoating technology are enabling the development of our large format fine powder machine, expected to be launched in 2018.

•	We are expanding our material offerings in the tooling, filtration and energy markets.

We believe that these investments, along with our technology development roadmap for 2018, will drive continued double-digit revenue growth and accelerated adoption of our binder jetting technology in 2018 and beyond,” Mr. McCarley noted.

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

Fourth Quarter and Full Year Revenue – Machine Revenue Growth Validates Binder Jetting

	Quarter Ended				Year Ended
	December 31,				December 31,
(in millions)	2017		2016		2017		2016
Revenue by Product Line
3D Printing Machines	$12.9	64%	$7.5	51%	$30.0	52%	$21.0	44%
3D Printed and Other Products,
Materials and Services (“Non-machine”)	7.3	36%	7.1	49%	27.7	48%	26.8	56%

Total Revenue	$20.2	100%	$14.6	100%	$57.7	100%	$47.8	100%

Consolidated revenue for the 2017 fourth quarter grew 38% over the prior-year fourth quarter. Machine revenue was up 72% to $12.9 million, driven by 16 machines sold in the 2017 fourth quarter, compared with 12 in the 2016 fourth quarter. Non-machine revenue was up 2% to $7.3 million in the fourth quarter of 2017, compared with the prior year.

For the year, consolidated revenue grew 21% to $57.7 million compared with 2016. Excluding revenue attributable to product lines that the Company has exited, the comparable revenue grew 25%. Machine revenue was up 43%, driven by eight more machines sold, for a total of 41 in 2017. Non-machine revenue was up 4% in 2017. Excluding revenue attributable to product lines that the Company has exited, the comparable non-machine revenue grew by 10%.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Fourth Quarter Operations – Impacted by Accelerated Investments

($ in millions, except per-share amounts)	Q4 2017	Q4 2016	Change	% Change
Gross profit	$6.7	$5.2	$1.5	28%
Gross margin	33.0%	35.7%
Operating loss	($1.9)	($2.4)	$0.5	21%
Net loss	($1.9)	($2.6)	$0.7	23%
Diluted EPS	$(0.12)	$(0.16)	$0.04	25%

Gross profit of $6.7 million benefited from revenue growth and favorable product mix, partially offset by lower profitability relating to new products and technology releases which unfavorably impacted the gross margin in the 2017 fourth quarter.

R&D expense of $2.7 million for the quarter was up $0.6 million compared with the 2016 fourth quarter, attributable to internal talent additions, external resources to accelerate technology, and IP development.

SG&A expense was $5.8 million compared with $5.5 million in the prior-year quarter. The increase included higher commissions, as well as internal talent and external resources to advance technology adoption.

The 2017 fourth quarter net loss was $1.9 million, or $0.12 per share, compared with a $2.6 million net loss, or $0.16 per share, in the fourth quarter of 2016. The improved net loss was principally due to higher revenue, partially offset by lower profitability relating to new products and technology releases as well as accelerated technology investments.

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was a $0.1 million loss in the 2017 fourth quarter, compared with a $0.7 million loss in last year’s fourth quarter. ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), Adjusted EBITDA assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss (most directly comparable GAAP measure) to Adjusted EBITDA for the quarters ended December 31, 2017 and 2016.

2017 Review – Revenue Growth Offset by Costs for Operational Advancement

($ in millions, except per-share amounts)	2017	2016	Change	% Change
Gross profit	$14.4	$14.2	$0.2	2%
Gross margin	24.9%	29.6%
Operating loss	($19.7)	($14.4)	($5.3)	(37%)
Net loss	($20.0)	($14.6)	($5.4)	(37%)
Diluted EPS	$(1.25)	$(0.92)	$(0.33)	(36%)

Gross profit was $14.4 million, resulting in a 24.9% gross margin for 2017, compared with 29.6% in 2016. Despite higher revenue and favorable product mix, the 2017 results were impacted by lower profitability relating to new products and technology releases previously noted, as well as several other activities as described in prior quarters. These included a $2.8 million sale of four ExerialTM machines at a breakeven contribution margin, a $1.5 million charge for obsolete inventories associated with the completion of a design evaluation of the ExerialTM platform, approximately $0.7 million of costs associated with the Company’s consolidation and exit from its North Las Vegas PSC and non-core specialty machining operations in Michigan, partially offset by approximately $0.3 million of net gains on the disposal of the impacted property and equipment. The 2016 period benefited by $0.3 million from the net impact of a sale associated with an exited product line offset by losses on disposals of property and equipment.

R&D expense was $9.9 million in 2017 compared with $7.8 million in 2016, attributable to technology investments in IP and know-how for our coarse and fine powder machine capabilities, broadening binder and material combinations, and printer process development.

SG&A expense for 2017 was $24.2 million, up $3.4 million compared with 2016, with most of the increase pertaining to prior quarters. It included investments in internal talent and external resources to advance technology adoption, as well as unusual employee related costs and a charge for impairment of intangible assets associated with an exited product line.

The net loss for 2017 was $20.0 million, or $1.25 per share, compared with $14.6 million, or $0.92 per share in 2016.

Adjusted EBITDA was a $10.9 million loss for 2017, compared with a $7.3 million loss for 2016. ExOne management believes that, when used in conjunction with other measures prepared in accordance with GAAP, Adjusted EBITDA, a non-GAAP measure, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss to Adjusted EBITDA for the years ended December 31, 2017 and 2016.

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

Capitalization – Disciplined Cash Management

Cash, cash equivalents and restricted cash as of December 31, 2017 were $22.2 million, compared with $28.2 million at December 31, 2016. Cash used for operating activities in 2017 and 2016 was $9.7 million and $2.7 million, respectively. The increase reflected a higher net loss, partially offset by working capital management while achieving significant revenue growth. Cash capital expenditures were $1.0 million for 2017, compared with $1.3 million for 2016. In addition, in 2017, the Company realized $3.7 million of cash proceeds from the sale of property and equipment, including facility exits.

In 2018, the Company expects cash capital expenditures of $1 to $1.5 million.

Outlook – Introducing 2018 Revenue Growth and Additional R&D Expectations

Mr. McCarley concluded, “Our outlook for 2018 remains positive. We believe that the rate of growth sustained in 2017 can be replicated in 2018, when we once again expect revenue growth in excess of 20%. However, to accelerate growth beyond 2018 we need to accelerate our investments in technology development. We anticipate an additional $6 million to $8 million of R&D expense in 2018, to advance our technology roadmap. The marketplace for our products and services continues to grow in size as does demand for greater equipment and process capability. Through continued investment in our people and our technology, ExOne is well positioned to meet this demand and remain the leader in binder jetting technology for industrial applications.”

Webcast and Conference Call

ExOne will host a conference call and live webcast on Thursday, March 15 at 4:45 p.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2017 fourth quarter and full year, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 7:45 p.m. ET on the day of the teleconference through Thursday, March 22, 2018. To listen to a replay of the call, dial (412) 317-6671 and enter the conference ID number 13676376, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s reports and those identified elsewhere in its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s ability to continue as a going concern; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency; the adequacy of sources of liquidity; the scope, sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology (“IT”) systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities, Production Service Centers (“PSCs”) or ExOne Adoption Centers (“EACs”); the adequacy of ExOne’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

	Quarter Ended		%	Year Ended		%
	December 31,		Change	December 31,		Change
	2017	2016		2017	2016
Revenue	$20,189	$14,631	38%	$57,744	$47,788	21%
Cost of sales	13,533	9,411	44%	43,362	33,626	29%

Gross profit	6,656	5,220	28%	14,382	14,162	2%

Gross margin	33.0%	35.7%		24.9%	29.6%
Research and development	2,690	2,077	30%	9,909	7,814	27%
Selling, general and administrative	5,817	5,500	6%	24,155	20,722	17%

	8,507	7,577	12%	34,064	28,536	19%

Loss from operations	(1,851)	(2,357)	21%	(19,682)	(14,374)	(37%)
Interest expense	25	22	14%	94	298	(68%)
Other expense (income) – net	69	165	(58%)	203	(141)	NM

	94	187	(50%)	297	157	89%

Loss before income taxes	(1,945)	(2,544)	24%	(19,979)	(14,531)	(37%)
Provision for income taxes	15	24	(38%)	38	67	(43%)

Net loss	$(1,960)	$(2,568)	23%	$(20,017)	$(14,598)	(37%)

Net loss per common share:
Basic	$(0.12)	$(0.16)	25%	$(1.25)	$(0.92)	(36%)
Diluted	$(0.12)	$(0.16)	25%	$(1.25)	$(0.92)	(36%)
Weighted average shares outstanding (basic and diluted)	16,104	16,001		16,062	15,935

NM: Not Meaningful

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$21,848	$27,825
Restricted cash	330	330
Accounts receivable – net	8,647	6,447
Inventories – net	15,430	15,838
Prepaid expenses and other current assets	1,710	1,159

Total current assets	47,965	51,599
Property and equipment – net	46,797	51,134
Intangible assets – net	62	668
Other noncurrent assets	736	777

Total assets	$95,560	$104,178

Liabilities
Current liabilities:
Current portion of long-term debt	$137	$132
Current portion of capital leases	15	72
Accounts payable	4,291	2,036
Accrued expenses and other current liabilities	6,081	5,124
Deferred revenue and customer prepayments	8,282	7,371

Total current liabilities	18,806	14,735
Long-term debt – net of current portion	1,508	1,644
Capital leases – net of current portion	36	10
Other noncurrent liabilities	1	9

Total liabilities	20,351	16,398

Contingencies and commitments
Stockholders’ equity

Common stock, $0.01 par value, 200,000,000 shares authorized, 16,124,617 (2017) and 16,017,115 (2016) shares issued and outstanding	161	160
Additional paid-in capital	173,718	171,116
Accumulated deficit	(89,186)	(68,761)
Accumulated other comprehensive loss	(9,484)	(14,735)

Total stockholders’ equity	75,209	87,780

Total liabilities and stockholders’ equity	$95,560	$104,178

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

	Year Ended
	December 31,
	2017	2016
Operating activities
Net loss	$(20,017)	$(14,598)
Adjustments to reconcile net loss to net cash used for operations:
Depreciation and amortization	6,278	5,659
Equity-based compensation	2,456	1,463
Amortization of debt issuance costs	6	210
Deferred income taxes	1	(29)
Recoveries for bad debts - net	(64)	(327)
Provision (recoveries) for slow-moving, obsolete and lower of cost or net realizable value inventories - net	2,056	(5)
(Gain) loss from disposal of property and equipment - net	(325)	186
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) decrease in accounts receivable	(1,733)	3,316
Decrease in inventories	357	2,502
(Increase) decrease in prepaid expenses and other assets	(856)	1,024
Increase (decrease) in accounts payable	2,017	(1,281)
Increase (decrease) in accrued expenses and other liabilities	445	(1,211)
(Decrease) increase in deferred revenue and customer prepayments	(294)	439

Net cash used for operating activities	(9,673)	(2,652)

Investing activities
Capital expenditures	(987)	(1,347)
Proceeds from sale of property and equipment	3,706	75

Net cash provided by (used for) investing activities	2,719	(1,272)

Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party	—	12,447
Net proceeds from issuance of common stock - at the market offerings	—	595
Payments on long-term debt	(137)	(138)
Payments on capital and financing leases	(78)	(82)
Proceeds from exercise of employee stock options	147	—

Net cash (used for) provided by financing activities	(68)	12,822
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,045	(415)

Net change in cash, cash equivalents, and restricted cash	(5,977)	8,483
Cash, cash equivalents, and restricted cash at beginning of period	28,155	19,672

Cash, cash equivalents, and restriced cash at end of period	$22,178	$28,155

Supplemental disclosure of noncash investing and financing activities
Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$2,868	$2,829

Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$3,042	$1,737

Property and equipment included in accounts payable	$64	$117

Property and equipment included in accrued expenses and other current liabilities	$108	$—

Property and equipment accrued through financing arrangements	$48	$—

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Exerial™	1	—	5	—
S-Max+™	—	—	1	1
S-Max®	8	7	15	12
S-15™	—	—	—	2
S-Print®	—	—	2	3
M-Print®	1	—	1	—
M-Flex®	1	2	7	5
Innovent®	5	3	10	9
X1-Lab®	—	—	—	1

	16	12	41	33

- MORE -

The ExOne Company Reports 2017 Fourth Quarter and Full Year Results

March 15, 2018

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss	$(1.9)	$(2.6)	$(20.0)	$(14.6)

Interest expense	0.0	0.0	0.1	0.3
Provision for income taxes	0.0	0.1	0.0	0.1
Depreciation and amortization	1.3	1.3	6.3	5.6
Equity-based compensation	0.4	0.4	2.5	1.5
Other expense (income) - net	0.1	0.1	0.2	(0.2)

Adjusted EBITDA	$(0.1)	$(0.7)	$(10.9)	$(7.3)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision for income taxes, depreciation and amortization, equity-based compensation, and other expense (income) - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

- ### -